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                                                                    Exhibit 23.3

                                                                      Consent of
                                                               KPMG Peat Marwick


The Board of Directors and Shareholders
Annuity and Life Re (Holdings), Ltd.


We consent to the use of our report included herein and to the reference to our firm in the prospectus, under the heading "Experts".


/s/ KPMG Peat Marwick
---------------------
Chartered Accountants
Hamilton, Bermuda
March 4, 1998